UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2026
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 6, 2026, Resources Connection, Inc. (the “Company”) entered into a Retention Agreement with Jennifer Ryu (the “Retention Agreement”) in order to support leadership continuity and the ongoing success of the Company. The Retention Agreement provides for a retention payment of $125,000 to be paid to Ms. Ryu on each of July 31, 2026, January 31, 2028 and January 31, 2029, subject to Ms. Ryu’s continued employment by the Company through the applicable payment date. If Ms. Ryu’s employment is terminated by the Company without Cause (as such term is defined in the Employment Agreement between Ms. Ryu and the Company), subject to Ms. Ryu providing a general release of claims in favor of the Company, Ms. Ryu will be entitled to receive the remaining unpaid portion of the retention payments. In addition, if a Change in Control Event occurs (as such term is defined in the Company’s 2020 Performance Incentive Plan), Ms. Ryu will be entitled to receive the remaining unpaid portion of the retention payments. The Retention Agreement provides that, should benefits payable to Ms. Ryu trigger excise taxes under Section 4999 of the Internal Revenue Code, Ms. Ryu will either be entitled to the full amount of her benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Ms. Ryu, the benefits will be cut-back to the extent necessary to avoid such excise taxes. The Retention Agreement does not provide for a Company tax “gross-up” payment to make Ms. Ryu whole for any such taxes.
The foregoing summary of the Retention Agreement is qualified in its entirety by reference to the full text of the Retention Agreement, which is attached hereto as Exhibit 10.1, and is incorporated in this Item 5.02 by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Retention Agreement between the Company and Jennifer Ryu, dated as of February 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: February 9, 2026	By:	/s/ ROGER CARLILE
Roger Carlile
President and Chief Executive Officer